Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Mill City Ventures III, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Securities to Be Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
	Securities to Be Registered
Fees Previously Paid	Equity	Shares of Common Stock, $0.001 par value per share	457(o)			$10,000,000	0.0000927	$927.00
Fees Previously Paid	Equity	Representative’s Warrants (3)	457(g)			—	—	—
Fees Previously Paid	Equity	Shares of Common Stock issuable upon exercise of Representative’s Warrants (4)(5)	457(g)			$600,000	0.0000927	$55.62
	Total Offering Amounts				—	$10,600,000	—	$982.62
	Total Fees Previously Paid				—	—	—	—
	Total Fee Offsets				—	—	—	—
	Net Fee Due				—	$982.62	—	—

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the aggregate offering price of additional shares of Common Stock that the underwriters have the option to purchase from the Registrant in this offering to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.
(3)	No registration fee pursuant to Rule 457(g) under the Securities Act
(4)

Pursuant to Rule 416 under the Securities Act, the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(5)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable at a per-share exercise price equal to 125% of the public offering price. The proposed maximum aggregate offering price of the Representative’s Warrants is $.